Exhibit 10.1

April 20, 2011

Robert A. Schlidt, MD
Restore Medical Therapies, LLC
4940 Dexter
Casper, Wyoming 82609


RE: Sales Agreement Between Competitive Technologies, Inc. and Restore Medical Therapies, LLC

Dear Dr. Schlidt,

Based on your discussions with our sales representatives, Competitive Technologies is pleased to agree to the following:

1. Restore Medical Therapies ("RMT") will establish at least one treatment center utilizing Competitive Technologies, Inc.'s ("CTTC") Calmare(R) Pain Therapy Treatment medical device, model MC-5A, located in Wyoming.

CTTC will grant RMT exclusive territory in the State of Wyoming for three (3) years from the date of this agreement in exchange for the purchase of a minimum of two (2) Calmare(R) devices. This exclusivity does not preclude CTTC's sales of the Calmare(R) MC-5A device to hospitals, medical centers, hospice centers, private hospice centers, any Department of Veterans Affairs medical facilities, Department of Defense medical facilities and Native American government medical centers

The first Calmare(R) device was shipped to RMT in anticipation of this agreement, with payment expected upon signing. The second device for Wyoming will be shipped to RMT by the end of May 2011, with payment due no later than May 31, 2011. Pricing for devices, supplies and training are outlined on Schedule A. The pricing listed is guaranteed for all purchases through the end of January 2013.

2. RMT plans to establish additional treatment centers, according to the time frame shown on Schedule B, in the following locations: Colorado Front Range (Denver, Fort Collins, Colorado Springs), [Confidential Information Omitted]. Schedule B also indicates existing restrictions, if they exist, in these locations.

International locations under consideration by RMT for clinics - [Confidential Information Omitted] - may be addressed under separate agreements with CTTC, as the requirements for international sales are not identical to domestic sales.

*Confidential information on this page has been omitted Pursuant to Rule 24b-2*

                                   CTTC8K5404
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3.     RMT will be granted exclusive territory within the Colorado Front Range area for three (3) years from the date of this agreement, in exchange for the purchase of a minimum of four (4) Calmare(R) devices, with these purchases to be completed by August 31, 2011. This exclusivity does not preclude CTTC's sales of the Calmare(R) MC-5A device to hospitals, medical centers, hospice centers, private hospice centers, any Department of Veterans Affairs medical facilities, Department of Defense medical facilities and Native American government medical centers.

4. Continued exclusivity in any location is predicated on RMT's purchase of the minimum number of devices indicated on Schedule B. Should the purchase plan be delayed or curtailed, exclusivity in more localized areas will be based on clinic locations, population density in vicinity of clinics, and number of devices purchased. CTTC's current rule of thumb is that a population of 100,000 can support a minimum of two (2) Calmare(R) devices.

5. Exclusivity for the additional metropolitan areas listed in paragraph 3 - [Confidential Information Omitted] - will be addressed as RMT's plan for each region is developed. Before those plans develop, should CTTC receive sales opportunities from other purchasers, CTTC will offer RMT the right of first refusal in those areas. Upon indication that another entity is interested in one of those locations, CTTC will advise RMT of such interest. RMT will then have five (5) business days to agree to move into that location and must open a treatment center in the desired location within 45 days of so agreeing.

Similarly, should another entity indicate interest in a territory in one of the RMT locations, but not in close proximity to an existing or planned RMT treatment center, RMT will be offered the right of first refusal for an additional treatment facility in that location. RMT will then have five (5) business days to agree to move into that location and must open a treatment center in the desired location within 45 days of so agreeing.

6. The Calmare warranty is attached as Schedule C. CTTC provides complete device replacement at no cost in year one. In years two through five, CTTC provides replacement parts at no cost, shipping and labor costs would be borne by RMT.

7. This agreement is transferable and binding upon any new owners in the event of the change of control or ownership of either CTTC or RMT. If at any time RMT stops using the device for an extended period, any exclusivity offered based this agreement is void.

We at Competitive Technologies look forward to a long and mutually beneficial business relationship with Restore Medical Therapies over the coming months and years.

Sincerely,


___________________________     ____________________________
Johnnie D. Johnson              Robert A. Schlidt, MD
Chief Executive Officer         Restore Medical Therapies, LLC
Competitive Technologies, Inc.  Date

*Confidential information on this page has been omitted Pursuant to Rule 24b-2*

                                   CTTC8K5405
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          SCHEDULE A - RESTORE MEDICAL THERAPIES/CTTC SALES AGREEMENT

                            PRICING FOR PURCHASE OF
               CALMARE(R) PAIN THERAPY TREATMENT MEDICAL DEVICE,
                       DISPOSABLE SUPPLIES, AND TRAINING


CALMARE(R)PAIN THERAPY TREATMENT MEDICAL DEVICE.  The price for each Calmare(R)
------------------------------------------------
Pain Therapy Treatment medical device, model MC-5A, is as follows:
     $[Confidential Information Omitted]

GEOMC Co., Ltd. of Korea in Seoul, South Korea is the manufacturer. Devices will be shipped - either from CTTC's U.S. warehouse or direct from manufacturer
- upon receipt of financing documentation or notice of successful wire transfer of funds.

DISPOSABLE SUPPLIES. Each device purchased, leased or rented includes a package
--------------------
of five (5) cables and four (4) packages of electrodes (30 latex-free electrode pads per package). Pricing for additional packages of these supplies is shown below:

-    5-Cable Package:                                    $[Confidential
                                                           Information Omitted]
-    30-Electrode Package:
     1 package (30 electrode pads)                       $[Confidential
                                                           Information Omitted]
     40 packages (30 electrodes per package) per box     $[Confidential
                                                           Information Omitted]

TRAINING. A three-day training session for physicians and nurses or technicians
---------
will be provided with the delivery of the first device to each location. Additional training at purchaser's desired facility: $[Confidential Information Omitted]/Day plus travel and expenses



*Confidential information on this page has been omitted Pursuant to Rule 24b-2*







                                   CTTC8K5406
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          SCHEDULE B - RESTORE MEDICAL THERAPIES/CTTC SALES AGREEMENT

                 TREATMENT CENTER LOCATIONS AND PURCHASING PLAN
Initial plan is for minimum of 4 devices per location:

                                          Minimum
                                          Purchase
                                          within 1 year
                        Timing of         of Treatment
                        Treatment Center  Center
Location                Opening           Opening*       Location Comments
----------------------  ----------------  -------------  -----------------
Wyoming                 April 2011                    2
----------------------  ----------------  -------------  -----------------
Colorado Front Range
[Denver, Fort Collins,
Colorado Springs]       June 2011                     4
----------------------  ----------------  -------------  -----------------

                       [Confidential Information Omitted]

NOTE: CTTC HAS AN ONGOING RELATIONSHIP WITH U.S. ONCOLOGY FOR THE TREATMENT OF THEIR ONCOLOGY PATIENTS AND THEIR FACILITIES MAY BE LOCATED FROM TIME TO TIME IN THE ABOVE AREAS.

*This is a minimum number of devices anticipated to be needed for initial start up of a single clinic/treatment center in a metropolitan area. CTTC's rule of thumb is that a population of 100,000 can support a minimum of two (2) Calmare(R) devices, thus in larger metropolitan areas it is anticipated that additional devices and/or treatment center locations would be added in future years.
















*Confidential information on this page has been omitted Pursuant to Rule 24b-2*

                                   CTTC8K5407